UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Item 3.03 - Material Modification to Rights of Security Holders.

Series D, Series E and Series G Preferred Stock

On October 16, 2019, Natur International Corp. (“Company”) filed Certificates of Amendment to its Certificate of Incorporation to create 15,789.473 shares of Series D Preferred Stock (“Series D Preferred Stock”), 56,423.386 shares of Series E Preferred Stock (“Series E Preferred Stock”), and 58,736.843 shares of Series G Preferred Stock (“Series G Preferred Stock”). These were created in connection with the sale of preferred stock and warrants for an aggregate purchase price of approximately $3,153,000.

The three classes of Preferred Stock have no voting rights, except as provided by law. The liquidation preference of each class is based on the purchase price of the shares of that particular class, and is subordinate to prior issued, outstanding series of preferred stock and in preference to subsequent issued series of preferred stock. Each of the three series of Preferred Stock is convertible into shares of common stock at the option of the holder until December 31, 2021, and if not then converted will automatically convert into common stock on December 31, 2021. The conversion rate is subject to typical anti-dilution rights for stock splits and reorganizations. The total number of shares into which the three classes of Preferred Stock may be converted is 130,949,703.

In conjunction with the sale of the three classes of Preferred Stock, the Company also sold warrants to purchase an aggregate of 130,949,703 additional shares of common stock from time to time.

Only the shares of common stock underlying the Preferred Stock and warrants sold to the holder of the Series G Preferred Stock were granted registration rights in connection with their purchase of the Company securities.

Series F Preferred Stock

On October 16, 2019, the Company also filed a Certificate of Amendment to its Certificate of Incorporation to create 49,342.105 shares of Series F Preferred Stock (“Series F Preferred Stock”).

The Series F Stock does not have any dividend rights, a liquidation preference per share of $30.40, payable after satisfaction of the liquidation preference of prior issued, outstanding preferred stock of the Company, the right to vote with the common stock on an as converted basis, and optional conversion rights. The Series F Stock also has the right to vote as a separate class as provided by law. It is mandatorily convertible if at any time (a) the closing price of the Company’s common stock on the trading market for the common stock exceeds $0.0608 (such dollar amount subject to appropriate adjustment in the event of an adjustment of the conversion ratio of the Series F Preferred Stock) and (b) the dollar value of the common stock traded on the Eligible Market (as defined) exceeds $200,000, provided that at such time there is a sufficient amount of authorized but unissued Common Stock available to be issued upon conversion in full of all the shares of Series F Preferred Stock. The Company will reimburse the holder for any buy-in penalties if it fails to timely deliver the shares of common stock upon conversion.

The foregoing is only a brief description of the respective material terms of the classes of preferred stock, and is qualified in its entirety by reference to those documents filed as Exhibits 3.1, 3.2, 3.3, and 3.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Registrant for the Series D Preferred Stock

3.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant for the Series E Preferred Stock

3.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant for the Series F Preferred Stock

3.4	Certificate of Amendment to the Certificate of Incorporation of the Registrant for the Series G Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: October 17, 2019	By:	/s/ Ruud Huisman
	Name:	Ruud Huisman
	Title:	Chief Financial Officer

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